EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common shares of Silo Pharma, Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

Dated: January 25, 2024	By:	/s/ Joseph Reda
	Name:	Joseph Reda

Dated: January 25, 2024	Joseph Reda C/F Dustin Russell Reda UTMA/NY

	By:	/s/ Joseph Reda
	Name:	Joseph Reda
	Title:	Custodian

Dated: January 25, 2024	Joseph Reda C/F Joseph William Reda UTMA/NY

	By:	/s/ Joseph Reda
	Name:	Joseph Reda
	Title:	Custodian

Dated: January 25, 2024	Joseph Reda C/F Angus Patrick Deeney UTMA/NY

	By:	/s/ Joseph Reda
	Name:	Joseph Reda
	Title:	Custodian

Dated: January 25, 2024	Joseph Reda C/F Claire Estie Deeney UTMA/NY

	By:	/s/ Joseph Reda
	Name:	Joseph Reda
	Title:	Custodian